MANAGEMENT UNIT SUBSCRIPTION AGREEMENT

(Class H Units)

THIS MANAGEMENT UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of [                    ], 2012 by and between NMH Investment, LLC, a Delaware limited liability company (the “Company”), and the individual named on the signature page hereto (the “Executive”).

WHEREAS, on the terms and subject to the conditions hereof, the Executive desires to subscribe for and acquire from the Company, and the Company desires to issue and provide or sell to the Executive, the Company’s Class H Common Units (the “Class H Units”), in each case in the amounts set forth on Schedule I attached hereto, as hereinafter set forth; and

WHEREAS, this Agreement is one of several agreements entered into or being entered into by the Company with certain persons who are or will be key employees and/or directors of the Company or one or more subsidiaries (collectively with the Executive, the “Management Investors”) as part of an equity purchase plan designed to comply with Rule 701 promulgated under the Securities Act (as defined below).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions.

1.1 Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.2 Board. The “Board” shall mean the Company’s Management Committee.

1.3 Cause. The term “Cause” used in connection with the termination of employment of the Executive shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of “Cause” is then in effect, shall mean a termination of employment of the Executive by the Company or any subsidiary thereof due to (i) the commission by the Executive of an act of fraud or embezzlement, (ii) the indictment or conviction of the Executive for (x) a felony or (y) a crime involving moral turpitude or a plea by Executive of guilty or nolo contendere involving such a crime (to the extent it gives rise to an adverse effect on the business or reputation of the Company or any of its subsidiaries), (iii) the willful misconduct by the Executive in the performance of Executive’s duties, including any willful misrepresentation or willful concealment by Executive on any report submitted to the Company (or any of its securityholders or subsidiaries) which is not of a de minimis nature, (iv) the violation by Executive of a written Company policy regarding substance abuse, sexual harassment or discrimination or any other material written policy of the

Company regarding employment, (v) the willful failure of the Executive to render services to the Company or any of its subsidiaries in accordance with Executive’s employment which failure amounts to a material neglect of the Executive’s duties to the Company or any of its subsidiaries, (vi) the repeated failure of the Executive to comply with reasonable directives of the Board of Directors of National Mentor Holdings, Inc. (“NMH”) or the Chief Executive Officer of NMH consistent with the Executive’s duties or (vii) the material breach by Executive of any of the provisions of any agreement between Executive, on the one hand, and the Company or a securityholder or an affiliate of the Company, on the other hand. Notwithstanding the foregoing, with respect to clauses (iii), (iv), (v), (vi) and (vii) above, Executive’s termination of employment with the Company or NMH shall not be deemed to have been terminated for Cause unless and until Executive has been provided written notice of the Company’s or NMH’s intention to terminate his employment for Cause and the specific facts relied on; and ten (10) business days from the receipt of such notice to cure any such conduct or omission giving rise to a termination for Cause; and Executive does not cure any such conduct or omission within such ten business-day period.

1.4 Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

1.5 Closing Date. The term “Closing Date” shall have the meaning set forth in Section 2.2.

1.6 Company. The term “Company” shall have the meaning set forth in the preface.

1.7 Cost. The term “Cost” shall mean the price per Unit paid by the Executive as proportionately adjusted for all subsequent distributions of Units and other recapitalizations and less the amount of any distributions made with respect to the Units pursuant to Section 4.4 of the LLC Agreement (other than tax distributions pursuant to Section 4.4(j) of the LLC Agreement). For Units that are granted, the original price per Unit paid is $0.00.

1.8 Employee and Employment. The term “employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Internal Revenue Code of 1986, as amended) of the Company or any of its subsidiaries, and the term “employment” shall include service as a part- or full-time employee to the Company or any of its subsidiaries.

1.9 Executive. The term “Executive” shall have the meaning set forth in the preface.

1.10 Executive Group. The term “Executive Group” shall mean the Executive and the Executive’s Permitted Transferees.

1.11 LLC Agreement. The term “LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Agreement, dated as of August 13, 2012, by and among the Company, Vestar and the other Members of the Company a party thereto, as amended from time to time in accordance with the provisions thereof.

1.12 Management Investors. The term “Management Investors” shall have the meaning set forth in the preface.

1.13 Permitted Transferee. The term “Permitted Transferee” means any transferee of Units pursuant to clauses (f) or (g) of the definition of “Exempt Employee Transfer” as defined in the Securityholders Agreement.

1.14 Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

1.15 Public Offering. The term “Public Offering” shall have the meaning set forth in the Securityholders Agreement.

1.16 Sale of the Company. The term “Sale of the Company” shall have the meaning set forth in the Securityholders Agreement, except that transactions with a Person or Persons that are a wholly owned Subsidiary (as defined in the Securityholders Agreement) of Vestar and/or Vestar/NMH Investors, LLC or NMH Investment, LLC shall be excluded.

1.17 Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.18 Securityholders Agreement. The term “Securityholders Agreement” shall mean the Securityholders Agreement dated as of June 29, 2006 among Vestar, the Management Investors and the Company, as it may be amended or supplemented thereafter from time to time.

1.19 Termination Date. The term “Termination Date” means the date upon which Executive’s employment with the Company and its subsidiaries is terminated.

1.20 Unit Plan. The term “Unit Plan” means the Amended and Restated 2006 Unit Plan of the Company, as it may be amended or supplemented from time to time.

1.21 Units. The term “Units” shall have the meaning set forth in the LLC Agreement.

1.22 Unvested Units. The term “Unvested Units” shall have the meaning set forth in Section 2.5(b).

1.23 Vestar. The term “Vestar” means Vestar Capital Partners V, L.P., a Cayman Islands exempted limited partnership.

1.24 Vested Units. The term “Vested Units” shall have the meaning set forth in Section 2.5(b).

2. Grant of Class H Units.

2.1 Grant of Class H Units. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to grant and issue to the Executive, on the Closing Date the number of Class H Units set forth on Schedule I attached hereto.

2.2 The Closing. The closing (the “Closing”) of the issuance of Class H Units hereunder shall take place on [                    ], 2012 (the “Closing Date”). The Company and the Executive hereby agree that the Executive shall execute and deliver to the Company a writing satisfactory to the Company and evidencing the Executive’s acceptance and adoption of all of the terms and provisions of each of the LLC Agreement and the Securityholders Agreement (to the extent Executive is not already a party thereto).

2.3 Section 83(b) Election. Within 10 days after the Closing, Executive shall provide the Company with a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto. The Company shall timely file (via certified mail, return receipt requested) such election with the Internal Revenue Service (“IRS”), and shall provide Executive with proof of such timely filing.

2.4 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue and sell to the Executive any Class H Units unless (i) Executive is an employee of, or consultant to, the Company or one of its Subsidiaries on the Closing Date; (ii) the representations of Executive contained in Section 3 hereof are true and correct in all material respects as of the Closing Date and (iii) Executive is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Executive on or prior to the Closing Date.

2.5 Vesting of Class H Units.

(a) The Class H Units acquired by the Executive shall vest if, and only if, the Executive is, and since the issuance of such Class H Units continuously has been, employed by the Company or any of its subsidiaries on the consummation of a Sale of the Company; provided, that for purposes of this Section 2.5(a), an initial Public Offering shall not constitute a Sale of the Company.

(b) All Class H Units which have become vested pursuant to this Agreement are collectively referred to herein as the “Vested Units.” All Class H Units which have not become vested pursuant to this Agreement are collectively referred to herein as “Unvested Units.”

(c) If the Executive’s employment with the Company and its subsidiaries is terminated for any reason or if the Executive engages in “Competitive Activity” (as defined in Section 6.1 of this Agreement) prior to the date on which all of Executive’s Class H Units have become Vested Units, each Unvested Unit will automatically be forfeited on the date of such termination or the Activity Date, as applicable, for no consideration and any of the Executive’s rights or interests therein will automatically be terminated and of no further force and effect with no further action required on the part of the Company to effect such forfeiture or termination.

3. Investment Representations and Covenants of the Executive.

3.1 Units Unregistered. The Executive acknowledges and represents that Executive has been advised by the Company that:

(a) the offer and sale of the Units have not been registered under the Securities Act;

(b) the Units must be held indefinitely and the Executive must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

(c) there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

(d) a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Units.

3.2 Additional Investment Representations. The Executive represents and warrants that:

(a) the Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s investment in the Units;

(b) the Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Units;

(c) the Executive understands that the Units are a speculative investment which involves a high degree of risk of loss of Executive’s investment therein, there are substantial restrictions on the transferability of the Units and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Units and, accordingly, it may not be possible for the Executive to liquidate Executive’s investment in case of emergency, if at all;

(d) the terms of this Agreement provide that if the Executive ceases to be an employee of the Company or its subsidiaries, all Unvested Units are subject to forfeiture;

(e) the Executive understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to the Executive or Executive’s representatives concerning the Units or the Company or their prospects or other matters;

(f) the Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the Securityholders Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Units and to obtain any additional information which the Executive deems necessary; and

(g) all information which the Executive has provided to the Company and the Company’s representatives concerning the Executive and Executive’s financial position is complete and correct as of the date of this Agreement.

4. Reserved.

5. Reserved.

6. Noncompetition.

6.1 Competitive Activity. Executive shall be deemed to have engaged in “Competitive Activity” if, during the period commencing on the date hereof and ending on the later of (x) the first anniversary of the date Executive’s employment with the Company and its subsidiaries is terminated or (y) the maximum number of years of base salary Executive is entitled to receive as severance in a termination by the Company without Cause, Executive, whether on Executive’s own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly (A) solicits, or assists in soliciting, the business of any client of the Company or any of its subsidiaries (collectively, the “Entities”), or hires any employee of any of the Entities, or interferes with, or attempts to interfere with, the relationships between any of the Entities, on the one hand, and any of its customers, clients, suppliers, partners, members, employees or investors, on the other hand; or (B) becomes an employee, agent, representative, consultant, partner, shareholder or holder of any other financial interest with respect to any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or in part, in the provision or sale of acquired brain injury services, therapeutic foster care, other foster care or other home or community-based healthcare, therapy, counseling or other educational or human services to people with special needs, or any other business that the Company is actively conducting or is actively considering conducting at the time of Executive’s termination of employment (so long as Executive knows or reasonably should have known about such plan(s)), in each case in any geographical area within 100 mile radius of the Executive’s principal place of work as of the Termination Date with the Company or its affiliates, as applicable(the “Competitive Business”). Notwithstanding the foregoing, if Executive is subject to a more restrictive noncompetition covenant in any agreement with the Company or any of its affiliates, the most restrictive of such noncompetition covenants shall apply.

6.2 Activity Date. If Executive engages in Competitive Activity, the “Activity Date” shall be the first date on which Executive engages in such Competitive Activity.

6.3 Repayment of Proceeds. If Executive engages in Competitive Activity, then Executive shall be required to pay to the Company, within ten business days following the Activity Date, an amount equal to the excess, if any, of (A) the aggregate proceeds Executive received upon the sale or other disposition of Executive’s Units, over (B) the aggregate Cost of such Units.

7. Miscellaneous.

7.1 Transfers to Permitted Transferees. Prior to the transfer of Units to a Permitted Transferee (other than a transfer subsequent to a Sale of the Company), the Executive shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Units transferred to such Person will continue to be Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose.

7.2 Recapitalizations, Exchanges, Etc., Affecting Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Units, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Units, by reason of any dividend payable in units, issuance of units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

7.3 Executive’s Employment by the Company. Nothing contained in this Agreement, in any documents delivered to Executive or any of the other Management Investors in connection with Executive’s investment in the Company pursuant to this Agreement, or in any other documents delivered to Executive or any of the other Management Investors in connection with any previous investment in the Company by any such Management Investor shall be deemed to obligate the Company or any subsidiary of the Company to (i) employ the Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment of the Executive at any time or for any reason whatsoever, with or without Cause, or (ii) provide any severance payments, benefits or any other monetary compensation or employee benefit to Executive in connection with a termination of Executive’s employment other than as required by applicable law.

7.4 Unit Plan. Executive acknowledges that the Class H Units are being issued pursuant to the Unit Plan and agrees to be bound by the terms of the Unit Plan with respect to Executive’s Units.

7.5 Cooperation. Executive agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

7.6 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Transferee shall derive any rights under this Agreement unless and until such Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that Vestar is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

7.7 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

7.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

7.9 Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Company and the members of the Executive Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Executive Group and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

7.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

(a) If to the Company:

NMH Investment, LLC

c/o Vestar Capital Partners

245 Park Avenue, 41st Floor

New York, NY 10167

Attn: General Counsel

Telecopy: (212) 808-4922

with copies to:

National Mentor Holdings, Inc.

313 Congress Street

6th Floor Boston, Massachusetts 02210

Attn: Linda DeRenzo

Telecopy: (617) 790-4271

and

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attn: Sanford E. Perl, P.C.

         Mark A. Fennell, P.C.

Telecopy: (312) 862-2200

(b) If to the Executive, to the address as shown on the unit register of the Company.

7.11 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. For the avoidance of doubt, this Agreement shall not supersede or amend any written Management Unit Subscription Agreement previously executed by the parties hereto that evidences a previous purchase of Units made by the Executive from the Company.

7.12 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7.13 Injunctive Relief. The Executive and Executive’s Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

7.14 Rights Cumulative; Waiver. The rights and remedies of the Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

*     *     *     *     *

IN WITNESS WHEREOF, the parties have executed this Management Unit Subscription Agreement as of the date first above written.

NMH INVESTMENT, LLC, a Delaware limited liability company

By:
Name: Edward M. Murphy
Title: CEO

«First» «Middle» «Last»

CONSENT OF SPOUSE

I,                     , the undersigned spouse of Executive, hereby acknowledge that I have read the foregoing Management Unit Subscription Agreement (the “Agreement”) and that I understand its contents. I am aware that the Agreement provides for the forfeiture and/or repurchase of my spouse’s Units (as defined in the Agreement) under certain circumstances and imposes other restrictions on the transfer of such Units. I agree that my spouse’s interest in the Units is subject to the Agreement and any interest I may have in such Units shall also be irrevocably bound by the Agreement and, further, that my community property interest in such Units, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel. I have either sought such advice or determined after carefully reviewing the Agreement that I hereby waive such right.

Acknowledged and agreed this day of , 2012

Name:

Witness

SCHEDULE I

«First» «Middle» «Last»

Granted Units	Number
Class H Units	«Common_Class_H_Units»

ELECTION TO INCLUDE UNITS IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned acquired units (the “Units”) of NMH Investment, LLC (the “Company”) on [                    ], 2012. The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned purchased the Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year 2012 the excess, if any, of the Units’ fair market value on [                    ], 2012 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

The name, address and social security number of the undersigned:

«First» «Middle» «Last»

«Address»

«City», «State» «Zip»

«SSN»

1. A description of the property with respect to which the election is being made: «Common_Class_H_Units» Class H Common Units.

2. The date on which the property was transferred: [                    ], 2012. The taxable year for which such election is made: calendar year 2012.

3. The restrictions to which the property is subject: The Class H Common Units are subject to cliff-vesting. If the undersigned ceases to be employed by the Company or any of its subsidiaries prior to a sale of the Company (which does not include an initial public offering), the Class H Common Units are subject to forfeiture. The Class H Common Units are also subject to transfer restrictions.

4. The aggregate fair market value on [                    ], 2012 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.00.

5. The aggregate amount paid for such property: $0.00.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: , 2012
«First» «Middle» «Last»